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                                                                    EXHIBIT 10.1

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                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                             RIGHTWORKS CORPORATION,

                                  AS BORROWER,


                                       AND

                              i2 TECHNOLOGIES, INC.

                                    AS LENDER


                           DATED AS OF MARCH 28, 2001

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                                TABLE OF CONTENTS


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1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Accounting Terms...............................................................................11
         1.3      Code...........................................................................................11
         1.4      Construction...................................................................................11
         1.5      Schedules......................................................................................12

2.       LOAN AND TERMS OF PAYMENT...............................................................................12
         2.1      Revolver Advances..............................................................................12
         2.2      Ranking........................................................................................12
         2.3      Borrowing Procedures and Settlements...........................................................12
         2.4      Payments.......................................................................................13
         2.5      Overadvances...................................................................................14
         2.6      Interest Rates, Payments, and Calculations.....................................................14
         2.7      [Intentionally Omitted]........................................................................15
         2.8      Crediting Payments.............................................................................15
         2.9      Designated Account.............................................................................15
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................15
         2.11     [Intentionally Omitted]........................................................................16
         2.12     [Intentionally Omitted]........................................................................16

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................16
         3.1      Conditions Precedent to the Initial Extension of Credit........................................16
         3.2      [Intentionally Omitted]........................................................................17
         3.3      Conditions Precedent to all Extensions of Credit...............................................17
         3.4      Term...........................................................................................17
         3.5      Effect of Termination..........................................................................18

4.       CREATION OF SECURITY INTEREST...........................................................................18
         4.1      Grant of Security Interest.....................................................................18
         4.2      Negotiable Collateral..........................................................................18
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................18
         4.4      Delivery of Additional Documentation Required..................................................19
         4.5      Power of Attorney..............................................................................19
         4.6      Right to Inspect...............................................................................20
         4.7      [Intentionally Omitted]........................................................................20

5.       REPRESENTATIONS AND WARRANTIES..........................................................................20
         5.1      No Encumbrances................................................................................20
         5.2      Representations, Warranties and Covenants of Borrower in Merger Agreement......................20
         5.3      [Intentionally Omitted]........................................................................20

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
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         5.4      Equipment......................................................................................20
         5.5      Location of Inventory and Equipment............................................................20
         5.6      [Intentionally Omitted]........................................................................20
         5.7      Location of Chief Executive Office; FEIN.......................................................20
         5.8      Organization and Good Standing.................................................................20
         5.9      Due Authorization; No Conflict.................................................................21
         5.10     [Intentionally Omitted]........................................................................21
         5.11     [Intentionally Omitted]........................................................................21
         5.12     Fraudulent Transfer............................................................................21
         5.13     [Intentionally Omitted]........................................................................22
         5.14     [Intentionally Omitted]........................................................................22
         5.15     Brokerage Fees.................................................................................22
         5.16     [Intentionally Omitted]........................................................................22
         5.17     Leases.........................................................................................22
         5.18     DDAs...........................................................................................22
         5.19     Complete Disclosure............................................................................22
         5.20     Indebtedness...................................................................................22

6.       AFFIRMATIVE COVENANTS...................................................................................22
         6.1      Accounting System..............................................................................22
         6.2      Collateral Reporting...........................................................................23
         6.3      Financial Statements, Reports, Certificates....................................................23
         6.4      [Intentionally Omitted]........................................................................23
         6.5      Compliance with the Covenants in the Merger Agreement..........................................23
         6.6      Maintenance of Properties......................................................................24
         6.7      [Intentionally Omitted]........................................................................24
         6.8      Insurance......................................................................................24
         6.9      Location of Inventory and Equipment............................................................24
         6.10     Compliance with Laws...........................................................................25
         6.11     Leases.........................................................................................25
         6.12     Brokerage Commissions..........................................................................25
         6.13     Existence......................................................................................25
         6.14     [Intentionally Omitted]........................................................................25
         6.15     Disclosure Updates.............................................................................25

7.       NEGATIVE COVENANTS......................................................................................25
         7.1      Indebtedness...................................................................................25
         7.2      Liens..........................................................................................26
         7.3      Restrictions on Fundamental Changes............................................................26
         7.4      [Intentionally Omitted]........................................................................26
         7.5      Change Name....................................................................................26
         7.6      Guarantee......................................................................................26
         7.7      Nature of Business.............................................................................26
         7.8      Prepayments and Amendments.....................................................................26
         7.9      Change of Control..............................................................................27

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
         7.10     Consignments...................................................................................27
         7.11     Actions Restricted by the Merger Agreement.....................................................27
         7.12     Accounting Methods.............................................................................27
         7.13     Investments....................................................................................27
         7.14     Transactions with Affiliates...................................................................27
         7.15     Suspension.....................................................................................27
         7.16     [Intentionally Omitted]........................................................................27
         7.17     Use of Proceeds................................................................................27
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............28
         7.19     [Intentionally Omitted]........................................................................28
         7.20     Financial Covenant.............................................................................28

8.       EVENTS OF DEFAULT.......................................................................................28

9.       LENDER'S RIGHTS AND REMEDIES............................................................................30
         9.1      Rights and Remedies............................................................................30
         9.2      Remedies Cumulative............................................................................32

10.      TAXES AND EXPENSES......................................................................................32

11.      WAIVERS; INDEMNIFICATION................................................................................32
         11.1     Demand; Protest................................................................................32
         11.2     Lender's Liability for Collateral..............................................................32
         11.3     Indemnification................................................................................33

12.      NOTICES.................................................................................................33

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................34

14.      SUCCESSORS..............................................................................................35
         14.1     [Intentionally Omitted]........................................................................35
         14.2     Successors.....................................................................................35

15.      AMENDMENTS; WAIVERS.....................................................................................35
         15.1     Amendments and Waivers.........................................................................35
         15.2     No Waivers; Cumulative Remedies................................................................35

16.      GENERAL PROVISIONS......................................................................................36
         16.1     [Intentionally Omitted]........................................................................36
         16.2     Section Headings...............................................................................36
         16.3     Interpretation.................................................................................36
         16.4     Severability of Provisions.....................................................................36
         16.5     Withholding Taxes..............................................................................36
         16.6     [Intentionally Omitted]........................................................................37
         16.7     Counterparts; Telefacsimile Execution..........................................................37

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
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         16.8     Revival and Reinstatement of Obligations.......................................................37
         16.9     Integration....................................................................................37

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                                    SCHEDULES

Schedule 5.5           Locations of Inventory and Equipment
Schedule 5.18          Demand Deposit Accounts
Schedule 5.20          Permitted Indebtedness
Schedule C-1           Form of Collateral Certificate

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                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 28, 2001, between I2 TECHNOLOGIES, INC., a Delaware corporation ("Lender"), and RIGHTWORKS CORPORATION, a California corporation ("Borrower").

     WHEREAS, Lender has agreed to provide a specified amount of funding to Borrower from time to time pursuant to the terms and conditions of this Agreement;

     WHEREAS, on March 28, 2000, Lender advanced $3,300,000 to Borrower (the "Preliminary Advance"), and Borrower delivered to Lender a promissory note (the "Original Note") evidencing such amount, in contemplation of, and intended to be subject to, the terms and conditions of this Agreement; and

     WHEREAS, simultaneously with the execution hereof, Lender has made an Advance (as defined herein) to Borrower pursuant to this Agreement, the proceeds of which were used to repay the outstanding principal of, and any accrued but unpaid interest under, the Original Note.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

          "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

          "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "Additional Documents" has the meaning set forth in Section 4.4.

          "Advances" has the meaning set forth in Section 2.1.

          "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which

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owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

          "Agreement" has the meaning set forth in the preamble hereto.

          "Authorized Person" means the president, chief executive officer or chief financial officer of Borrower.

          "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

          "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

          "Books" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

          "Borrower" has the meaning set forth in the preamble to this Agreement.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

          "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

          "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United

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States or any state thereof which bank has a rating of A or A2, or better, from
S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

          "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 10%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors; provided, however that the consummation of the transactions contemplated by the Merger Agreement shall not constitute a Change of Control.

          "Closing Date" means the date of the making of the Initial Advance hereunder.

          "Code" means the California Uniform Commercial Code, as in effect from time to time.

          "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

               (a) Accounts,

               (b) Books,

               (c) Equipment,

               (d) General Intangibles,

               (e) Inventory,

               (f) Investment Property,

               (g) Negotiable Collateral,

               (h) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

               (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

          "Collateral Certificate" means a certificate in the form of Exhibit C-1 hereto, executed by the chief financial officer of the Borrower.

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          "Collateral Value" means, as of any date of determination, the fair market value of the Collateral, other than the Permitted Inventory and Equipment, as determined by Lender in its sole and absolute discretion.

          "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

          "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof; provided, however that any individual nominated by Permitted Holders to be a member of the Board of Directors shall constitute a Continuing Director.

          "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

          "Copyright Security Agreement" means a copyright security agreement, executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

          "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

          "DDA" means any checking or other demand deposit account maintained by Borrower.

          "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          "Designated Account" means account number 00983-23999 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Lender.

          "Designated Account Bank" means Bank of America, whose office is located at 740 E. Calaveras Blvd., Milpitas, CA 95035, and whose ABA number is 121000358.

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          "Dollars" or "$" means United States dollars.

          "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "Event of Default" has the meaning set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

          "FEIN" means Federal Employer Identification Number.

          "Funding Date" means the date on which an Advance occurs.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

          "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "ICGH" means ICG Holdings, Inc., a Delaware corporation, and its affiliates, successors and assigns.

          "Indebtedness" means (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar

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instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any obligation of any other Person.

          "Indemnified Liabilities" has the meaning set forth in Section 11.3.

          "Indemnified Person" has the meaning set forth in Section 11.3.

          "Initial Advance" means the first Advance made by Lender to Borrower after March 28, 2001 in accordance with Section 3.1 hereunder.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

          "Intercreditor Agreement" means an intercreditor agreement executed and delivered by ICGH and Lender, the form and substance of which is satisfactory to Lender.

          "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

          "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

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          "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

          "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

          "Lender" has the meaning set forth in the preamble to this Agreement.

          "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents.

          "Lender's Liens" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

          "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) any and all fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication and appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), (c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

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          "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

          "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Line of Credit" means $25,000,000.

          "Loan Account" has the meaning set forth in Section 2.10.

          "Loan Documents" means this Agreement, the Original Note, the Copyright Security Agreement, Patent Security Agreement, Trademark Security Agreement, the Intercreditor Agreement, and any other agreement entered into, now or in the future, by Borrower and Lender pursuant to this Agreement.

          "Material Adverse Change" means a material impairment of (a) Borrower's ability to perform its obligations under the Loan Documents to which it is a party (other than obligations the performance of which is not then due), or (b) Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

          "Maturity Date" has the meaning set forth in Section 3.4.

          "Maximum Revolver Amount" means the lesser of (a) the Line of Credit and (b) as of any date of determination, the difference between the Collateral Value and the aggregate amount of all Indebtedness secured by Liens which are senior to the Liens granted to Lender hereunder.

          "Merger Agreement" means that certain Agreement and Plan of Reorganization by and among Lender, Rome Merger Corp., a California corporation, and Borrower, dated as of March 8, 2001.

          "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

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

          "Obligations" means all Advances (including the Preliminary Advance made by Lender to Borrower pursuant to the Original Note and any accrued and unpaid interest thereon), debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

          "Original Note" has the meaning set forth in the recitals.

          "Overadvance" has the meaning set forth in Section 2.5.

          "Patent Security Agreement" means a patent security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

          "Permitted Dispositions" means (a) sales or other dispositions by Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's business, (b) sales by Borrower of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement, the other Loan Documents or Section 4.2 of the Merger Agreement, and (d) the licensing by Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of Borrower's business, in each case consistent with the terms of Section
4.2 of the Merger Agreement.

          "Permitted Holder" means Lender and Lender's Affiliates.

          "Permitted Inventory and Equipment" means Inventory and Equipment which is stored at a location other than one of the locations set forth on
Schedule 5.5 hereto, solely to the extent that all such Inventory and Equipment has an aggregate value as of any date of determination which is not in excess of $750,000.

          "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, and (c) advances made in connection with purchases of goods or services in the ordinary course of business.

          "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule 5.20 to this Agreement, securing only the Indebtedness outstanding as of the date hereof, (d) the interests of lessors under operating leases, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Borrower, and (i) Liens resulting from any judgment or award that is not an Event of Default hereunder.

          "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

          "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Preliminary Advance" has the meaning set forth in the recitals.

          "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

          "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "Revolver Usage" means, as of any date of determination, the amount of the then-outstanding Advances.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "Securities Account" means a "securities account" as that term is defined in the Code.

          "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Taxes" has the meaning set forth in Section 16.5.

          "Voidable Transfer" has the meaning set forth in Section 16.8.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause and schedule references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 SCHEDULES. All of the schedules attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1 REVOLVER ADVANCES.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed the Maximum Revolver Amount.

          (b) Lender shall have no obligation to make Advances hereunder to the extent that the amount of any requested Advance: (i) is in excess of the amount that Lender is required to make under Section 5.25 of the Merger Agreement, or
(ii) the Advance would cause the Revolver Usage to exceed the Maximum Revolver Amount.

          (c) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 RANKING. The Obligations under this Agreement and the Liens granted hereunder shall be senior in priority to all Indebtedness of Borrower and all Liens securing such Indebtedness, except that the Obligations and Liens hereunder shall be (i) junior to Indebtedness to Comdisco, Inc. ("Comdisco") incurred pursuant to the Subordinated Loan and Security Agreement by and between Borrower and Comdisco executed as of June 25, 1999, and the Liens granted to and perfected by Comdisco to secure such Indebtedness, and (ii) pari passu with Indebtedness to ICGH and the Liens granted to and perfected by ICGH to secure such Indebtedness in accordance with the terms of the Intercreditor Agreement.

     2.3 BORROWING PROCEDURES AND SETTLEMENTS.

          (a) PROCEDURE FOR BORROWING. Each Advance shall be made by a request by an Authorized Person delivered to Lender (which request must be received by Lender no later than 10:00 a.m. (California time) on the third Business Day preceding the requested Funding Date) specifying (i) the amount of the requested Advance, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

          (b) MAKING OF ADVANCES. If Lender has received a timely request for an Advance in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance (or such lesser amount as permitted under Section 2.1 hereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

     2.4 PAYMENTS.

          (a) PAYMENTS BY BORROWER.

              (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (b) APPLICATION AND REVERSAL OF PAYMENTS.

              (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                  (A) first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

                  (B) second, to pay any fees then due to Lender under the Loan
              Documents, until paid in full,

                  (C) third, to pay all interest amounts due with respect to the
              Advances, until paid in full,

                  (D) fourth, to pay all principal amounts due with respect to the Advances, until paid in full,

                  (E) fifth, to pay any other Obligations, until paid in full,
              and

                  (F) sixth, to Borrower (to be wired to the Designated Account)
              or such other Person entitled thereto under applicable law.

              (ii) [Intentionally omitted].

              (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

              (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

     2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to this Agreement is greater than the Maximum Revolver Amount, (an "Overadvance"), Borrower shall, upon receiving written notice from Lender, pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 INTEREST RATES, PAYMENTS, AND CALCULATIONS.

          (a) INTEREST RATES. The Advances and all other Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 15%.

          (b) [INTENTIONALLY OMITTED].

          (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 18%.

          (d) PAYMENT. Interest and all other fees payable hereunder shall be due and payable on the Maturity Date. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), and all other payments as and when due and payable under any Loan Document to Borrower's Loan Account, which amounts shall be deemed to be Advances and shall accrue interest at the rate then applicable to the Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall accrue interest at the rate then applicable to the Advances hereunder.

          (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

          (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 [INTENTIONALLY OMITTED].

     2.8 CREDITING PAYMENTS. The receipt of any payment item by Lender shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

     2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

     2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with Advances and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account. Upon request by Borrower, Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

     2.11 [INTENTIONALLY OMITTED].

     2.12 [INTENTIONALLY OMITTED].

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the Initial Advance, is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

          (a) [INTENTIONALLY OMITTED];

          (b) Lender shall have received all financing statements required by Lender, duly executed by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

          (c) Lender shall have received each of the following, in form and substance satisfactory to Lender, duly executed, and in full force and effect:

          (i) Copyright Security Agreement,

          (ii) Patent Security Agreement,

          (iii) Trademark Security Agreement, and

          (iv) Intercreditor Agreement;

          (d) Lender shall have received a certificate from an Authorized Person or the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

          (e) Lender shall have received a certificate certified by an Authorized Person that Borrower has provided Lender with true and correct copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date;

          (f) Borrower shall have received any consents from ICGH or any other Person necessary for the consummation of the transactions contemplated by this Agreement;

          (g) [intentionally omitted];

          (h) Lender shall have received the officer's certificate required by
Section 6.8, the form and substance of which shall be satisfactory to Lender;

          (i) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

          (j) Lender shall have received a certificate from an Authorized Person stating (i) that Borrower requires additional financing to fund its continued operations in a manner consistent with Article IV of the Merger Agreement, (ii) the amount of the requested Advance, (iii) that Borrower has received at least $7,000,000 of additional financing from ICGH on terms consistent with the requirements of Section 5.25 of the Merger Agreement, and (iv) that Borrower is not in material breach of any of its representations, warranties, covenants or other agreements under the Merger Agreement.

     3.2 [INTENTIONALLY OMITTED].

     3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make any Advance (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

          (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or other extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such Advance or other extension of credit, nor shall either result from the making thereof,

          (c) Borrower is not in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement on the date of such Advance,

          (d) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates,

          (e) no Material Adverse Change shall have occurred,

          (f) Lender shall have received a Collateral Certificate from the Borrower, dated as of the date of the requested Advance, and

          (g) Borrower shall have performed or complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by it as of the date of such Advance.

     3.4 TERM. Upon the execution and delivery hereof by Borrower and Lender, this Agreement shall be deemed effective as of March 28, 2001 and shall continue in full force and effect for a term ending on the earlier to occur of (a) the date on which Lender shall demand payment of the Obligations following the consummation of the transactions contemplated by the Merger Agreement and (b) the date of termination of the Merger Agreement in accordance with the terms thereof (such date being, the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 EFFECT OF TERMINATION. On the Maturity Date, this Agreement, except as otherwise provided in this paragraph, shall terminate and all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral and Lender's rights and remedies set forth in Section 9 herein shall remain in effect until all Obligations have been fully and finally discharged. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged, Lender will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations. The foregoing to the contrary notwithstanding, Sections 11.3 and 12 through 16 shall survive any termination of this Agreement.

4.   CREATION OF SECURITY INTEREST.

     4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

     4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives at any time after the occurrence and during the continuation of an Event of Default and immediately will deliver said Collections to Lender in their original form as received by Borrower.

     4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may reasonably request, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (a) provide Lender with a report of patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the Additional Documents, sign the name of Borrower on any of the Additional Documents, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed.

     4.6 RIGHT TO INSPECT. Lender and its officers, employees, or agents shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 [INTENTIONALLY OMITTED].

5.   REPRESENTATIONS AND WARRANTIES.

          In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

     5.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER IN MERGER AGREEMENT. Borrower is not in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement as of the date hereof.

     5.3 [INTENTIONALLY OMITTED].

     5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is in good operating condition and repair.

     5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and, other than the Permitted Inventory and Equipment, are located only at the locations identified on Schedule 5.5.

     5.6 [INTENTIONALLY OMITTED].

     5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at 1075 East Brokaw Road, San Jose, California 95131, and Borrower's FEIN is 77-0384604.

     5.8 ORGANIZATION AND GOOD STANDING. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted. Each of Borrower and its Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would result in a Material Adverse Change.

     5.9 DUE AUTHORIZATION; NO CONFLICT.

          (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

          (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

          (c) Other than the filing of financing statements and any forms or other documents required to be filed with the United States Copyright Office, United States Patent and Trademark Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure and protect Lender's security interest in the Collateral, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

          (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Lender's Liens are validly created, perfected, and first priority Liens, and the Collateral is not subject to any other Liens, except for Permitted Liens.

     5.10 [INTENTIONALLY OMITTED].

     5.11 [INTENTIONALLY OMITTED].

     5.12 FRAUDULENT TRANSFER. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

     5.13 [INTENTIONALLY OMITTED].

     5.14 [INTENTIONALLY OMITTED].

     5.15 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

     5.16 [INTENTIONALLY OMITTED].

     5.17 LEASES. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

     5.18 DDAS. Set forth on Schedule 5.18 are all of Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

     5.19 COMPLETE DISCLOSURE. None of the representations or warranties made by Borrower herein or in any schedule hereto, or any certificate, list or document furnished by Borrower pursuant to this Agreement, when considered collectively with all such representations, warranties, Schedules, certificates, lists and documents, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

     5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and all Liens securing such Indebtedness.

6.   AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

     6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 COLLATERAL REPORTING. Provide Lender, upon reasonable request, a report which sets forth the fair market value, by category, of the Collateral, the form and substance of which shall be satisfactory to Lender. Each such report shall be certified as being true and correct and in conformance with GAAP by the chief financial officer of the Borrower.

     6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

               (a) the following documents or any similar documents:

               (i) copies of all internal financial statements prepared by or for management, which shall be delivered at least on a monthly basis,

               (ii) any filings made by Borrower with the SEC,

               (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

               (iv) any other information that is provided by Borrower to its management, directors, affiliates or shareholders generally,

               (b) if and when filed by Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

               (c) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

               (d) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower.

          Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrower Lender reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

     6.4 [INTENTIONALLY OMITTED].

     6.5 COMPLIANCE WITH THE COVENANTS IN THE MERGER AGREEMENT. Comply with and perform all of the covenants, obligations, agreements and conditions set forth in the

Merger Agreement, and conduct its business as contemplated in Section 4.1 of the Merger Agreement.

     6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

     6.7 [INTENTIONALLY OMITTED].

     6.8 INSURANCE.

               (a) At Borrower's expense, maintain all insurance policies which are in effect as of the Closing Date. All such policies of insurance shall be in an amount which is greater than or equal to the amount which was in effect on the Closing Date. Borrower shall deliver copies of all such policies to Lender together with a certificate of an Authorized Officer certifying that all such policies are in full force and effect, on or before the Closing Date, and within twenty-one days after the Initial Advance, shall deliver to Lender a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate, and evidence that each policy of insurance or endorsement contains a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

               (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

               (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

     6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment, other than the Permitted Inventory and Equipment, only at the locations identified on Schedule 5.5; provided, however, that Borrower may amend Schedule
5.5 so long as such
amendment occurs by written notice to Lender not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets.

     6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

     6.13 EXISTENCE. At all times preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.

     6.14 [INTENTIONALLY OMITTED].

     6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

     7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement and the other Loan Documents, and

               (b) Indebtedness set forth on Schedule 5.20, but only up to the amount set forth thereon; provided, however that no such Indebtedness may be amended, modified, renewed, refinanced or extended without the prior written consent of Lender.

               (c) [Intentionally omitted].

               (d) [Intentionally omitted].

     7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(b) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

               (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, other than the transactions contemplated by the Merger Agreement.

               (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

               (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

     7.4 [INTENTIONALLY OMITTED].

     7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that Borrower may change its name upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower provides any financing statements necessary to perfect and continue perfected the Lender's Liens.

     7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

     7.7 NATURE OF BUSINESS. Make any change in the principal nature of its business.

     7.8 PREPAYMENTS AND AMENDMENTS.

               (a) Except in connection with a refinancing permitted by Section 7.1(b), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement, and

               (b) Except in connection with a refinancing permitted by Section 7.1(b), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1(b).

     7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11 ACTIONS RESTRICTED BY THE MERGER AGREEMENT. Take any of the actions restricted by Section 4.2 of the Merger Agreement, except in compliance therewith.

     7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition.

     7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower shall not have Permitted Investments in excess of $100,000 outstanding for longer than one Business Day at any one time unless Borrower and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Lender shall determine in its sole discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

     7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower other than those permitted in Section 2.17 of, or listed on Schedule 2.38 to, the Merger Agreement without Lender's prior written consent.

     7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

     7.16 [INTENTIONALLY OMITTED].

     7.17 USE OF PROCEEDS. Use the proceeds of the Advances for purposes or actions prohibited or restricted by Section 4.2 of the Merger Agreement.

     7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

     7.19 [INTENTIONALLY OMITTED].

     7.20 FINANCIAL COVENANT. Borrower shall not permit the Collateral Value to be less than the sum of (a) the aggregate amount of all Indebtedness secured by Liens which are senior to the Liens granted to Lender hereunder, and (b) the aggregate amount of all Obligations.

8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

     8.2 ICGH shall demand or declare due or accelerate, payment of any Indebtedness owed to ICGH by Borrower (or such Indebtedness otherwise becomes due and payable), or Borrower shall make any payment thereon, regardless of whether such payment is then due.

     8.3 If Borrower uses the proceeds of any Advance for purposes or actions prohibited or restricted by Section 4.2 of the Merger Agreement;

     8.4 If the Merger Agreement is terminated pursuant to Article VII of the Merger Agreement;

     8.5 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and such attachment, seizure or possession continues for a period greater than 20 days, unless covered by insurance;

     8.6 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

     8.7 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or
(e) an order for relief shall have been entered therein;

     8.8 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.9 If any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent or is subject to a Permitted Protest;

     8.10 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets and is reasonably likely to result in a Material Adverse Change;

     8.11 If there is a default in any material agreement pursuant to which Borrower or any of its Subsidiaries has incurred Indebtedness, and such default
(a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

     8.12 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.13 [Intentionally omitted];

     8.14 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason other than a reason primarily related to Lender's actions or omissions, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

     8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document.

9.   LENDER'S RIGHTS AND REMEDIES.

     9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, and subject to applicable law, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

               (e) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

               (f) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

               (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

               (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

               (k) Lender shall give notice of the disposition of the Collateral as follows:

               (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

               (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

               (l) Lender may credit bid and purchase at any public sale; and

               (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

               (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

               (o) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

     9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

     11.2 LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the Advances or other credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

          If to Borrower: RIGHTWORKS CORPORATION
                          1075 East Brokaw Road
                          San Jose, California 95131
                          Attn:   Mary Coleman
                          Fax No. (408) 437-3925
          with copies to: COOLEY GODWARD LLP
                          One Maritime Plaza, 20th Floor
                          San Francisco, California 94111-3699
                          Attn: Kenneth L. Guernsey, Esq.
                          Fax No. (415) 951-3699

          If to Lender:   i2 TECHNOLOGIES, INC.
                          One i2 Place
                          11701 Luna Road
                          Dallas, Texas 75234
                          Attn: Corporate Counsel
                          Fax No. (469) 357-6566

          with copies to: BROBECK, PHLEGER & HARRISON LLP
                          4801 Plaza on the Lake
                          Austin, Texas 78746
                          Attn: Ronald G. Skloss, Esq.
                          Fax No. (512) 330-4001

          Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

               (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA OR THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

               (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  SUCCESSORS.

     14.1 [INTENTIONALLY OMITTED].

     14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to any assignment by Lender shall release Borrower from its Obligations.

15.  AMENDMENTS; WAIVERS.

     15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.  GENERAL PROVISIONS.

     16.1 [INTENTIONALLY OMITTED].

     16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 WITHHOLDING TAXES. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     16.6 [INTENTIONALLY OMITTED].

     16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.9 INTEGRATION. This Agreement, together with the other Loan Documents and the provisions of the Merger Agreement referred to herein, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                       RIGHTWORKS CORPORATION
                                       a California corporation

                                       By:    /s/ Mary E. Coleman
                                              ---------------------------------
                                       Name:  Mary E. Coleman
                                              ---------------------------------
                                       Title: Chief Executive Officer
                                              ---------------------------------


                                       i2 TECHNOLOGIES, INC.
                                       a Delaware corporation

                                       By:    /s/ Robert Donohoo
                                              ---------------------------------
                                       Name:  Robert Donohoo
                                              ---------------------------------
                                       Title: Corporate Counsel
                                              ---------------------------------

                 [SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]